Global Clean Energy Holdings Appoints Dr. Mark A. Bernstein, the Director of USC’s Energy Institute and Internationally Renowned Energy Expert, to it’s Board of Directors.

LOS ANGELES--(BUSINESS WIRE)--Global Clean Energy Holdings, Inc. (OTCBB: GCEH) announced today that it has appointed Dr. Mark A. Bernstein Ph.D. to its Board of Directors. Dr. Bernstein is a teaching professor at The University of Southern California, where he also serves as the Managing Director of USC’s Energy Institute. Dr. Bernstein is an internationally recognized expert on energy policy and alternative energy technologies. Dr. Bernstein has held influential research and policy positions in the White House where he provided guidance in the public, private and academic sectors. He has been helping to shape energy and environmental policies for the past twenty years.

Prior to becoming a professor at USC Dr. Bernstein was a Senior Policy Researcher for The Rand Corporation, He also served as the Energy Advisor to the Speaker of the California State Assembly. Prior to joining Rand, Dr. Bernstein served as Senior Policy Analyst for the White House Office of Science and Technology Policy (OSTP), where he was responsible for energy and environmental issues, interfacing between OSTP and the Council of Economic Advisors. He developed a public-private partnership for improving the quality of housing, supported the President’s Committee of Advisors on Science and Technology, worked with the Department of Energy and USDA on biomass energy and assisted with the development of a climate change technology strategy. Dr. Bernstein was Principal Energy Policy Analyst, where he was responsible for assisting the Department of Energy with broad energy policy issues.

“I am pleased to welcome such a highly respected and accomplished professional in the energy field to Global Clean Energy’s Board at such an opportune time in our growth,” said David Walker, Chairman of Global Clean Energy Holdings. “Dr. Bernstein’s experience with energy technologies and their integration into the public and private sectors makes him a key addition to our board as we transition from a development-stage company to a commercial provider of Jatropha oil and other bio-feedstocks.”

“I am very excited about joining Global Clean Energy’s Board at critical time in the world’s energy future,” said Dr. Bernstein. “The solution to our global oil dilemma and environmental issues will be solved by innovation and well thought through strategies. I am very impressed with Global’s approach and progress to-date in developing non-food based biofuels feedstocks, which has the potential to play a significant role in our overall alternate energy solution”

Dr. Bernstein was Acting Chairman, Graduate Program in Energy Management and Environmental Policy at the University of Pennsylvania and Assistant Professor, Department of City and Regional Planning and Director, The Center for Energy & Environment. He was awarded a Ph.D. in Energy Management and Policy from the University of Pennsylvania, a Masters in Mathematics from The Ohio State University and a Bachelor of Arts Degree from The State University of New York at Albany.

About Global Clean Energy Holdings

Global Clean Energy Holdings, Inc. is an emerging renewable energy company focused on the production of non-food based feedstocks used for the production of biofuels. More information regarding Global Clean Energy Holdings, Inc. can be found at www.gceholdings.com.

Caution Regarding Forward-Looking Statements

Any statements in this press release about Global Clean Energy Holdings expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the "Act"). These statements are often, but not always, made through the use of words or phrases such as "believe," “feel,” "will," "expect," "anticipate," "estimate," "intend," "plan," "forecast," "could," and "would.” Examples of such forward looking statements include statements regarding the timing, design, scope, and anticipated results of its efforts to plant, harvest, and commercialize feedstock oil from Jatropha curcas. For additional information about risks and uncertainties Global Clean Energy Holdings faces, see the documents that Global Clean Energy Holdings has filed with the SEC. Global Clean Energy Holdings claims the protection of the safe harbor for forward-looking statements under the Act, and assumes no obligation and expressly disclaims any duty to update any forward-looking statement to reflect events or circumstances after the date of this news release or to reflect the occurrence of subsequent events.

Contact:
CEOcast, Inc. for Global Clean Energy Holdings, Inc.
Gary Nash, 212-732-4300
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